UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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Pediatric Services of America, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (3-99)

December 17, 2003

Dear Stockholder:

You are cordially invited to attend the 2004 Annual Meeting of Stockholders. It will be held in the Medlock Auditorium at the Northeast Atlanta Hilton Hotel, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092. It will begin at 9:00 a.m. on Friday, February 6, 2004.

The Notice of Meeting and the Proxy Statement on the following pages cover the formal business of the meeting, which includes the election of two directors, proposals to amend certain of the Company’s benefit plans and such other business as may be properly brought before the meeting.

At the Annual Meeting, James McNeill and I will report on the current operations of the Company. Following our presentation, representatives of our independent auditors, Ernst & Young LLP, will be available to respond to appropriate questions from stockholders.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. You are urged to complete, sign, date and return the enclosed proxy card even if you plan to attend the meeting. Return of the proxy card will not prevent you from voting in person at the meeting should you later decide to do so. For your convenience a postage paid envelope is enclosed.

We hope you will plan to join us.

Sincerely,

Joseph D. Sansone
Director, Chief Executive
Officer and President

PEDIATRIC SERVICES OF AMERICA, INC.

310 TECHNOLOGY PARKWAY

NORCROSS, GEORGIA 30092-2929

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD FEBRUARY 6, 2004

To the Stockholders of Pediatric Services of America, Inc.:

The 2004 Annual Meeting of Stockholders of Pediatric Services of America, Inc. will be held in the Medlock Auditorium of the Northeast Atlanta Hilton Hotel, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092, on the 6th day of February, 2004, at 9:00 a.m., for the purpose of considering and voting upon:

1.	A proposal to elect two Class I members of the Board of Directors for a three year term;

2.	A proposal to approve an amendment to the Company’s Amended and Restated Stock Option Plan which increases the aggregate number of shares of Common Stock authorized for issuance under the Plan from 1,750,000 to 2,300,000;

3.	A proposal to approve an amendment to the Company’s Amended and Restated Directors Stock Option Plan which increases the aggregate number of shares of Common Stock authorized for issuance under the Plan from 300,000 to 650,000; and

4.	To transact such other business as may properly come before the meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

Information relating to the above matters is set forth in the attached Proxy Statement. The Board of Directors has set December 15, 2003, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and, accordingly, only holders of record of Pediatric Services of America, Inc. Common Stock at the close of business on that date will be entitled to notice of and to vote at the meeting. A list of stockholders of the Company as of the close of business on December 15, 2003 will be available for inspection during normal business hours from January 23, 2004 through February 6, 2004 at the headquarters of the Company located at 310 Technology Parkway, Norcross, Georgia 30092-2929.

Management would appreciate your signing and returning the accompanying proxy card promptly so that if you do not attend the meeting, your shares will be voted.

By Order of the Board of Directors

James M. McNeill
Secretary

Norcross, GA

December 17, 2003

PEDIATRIC SERVICES OF AMERICA, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement, mailed on or about December 17, 2003, is furnished to the stockholders of Pediatric Services of America, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 2004 Annual Meeting of Stockholders and at any adjournments thereof (the “Annual Meeting”). The Annual Meeting will be held at 9:00 a.m., local time, on Friday, February 6, 2004, in the Medlock Auditorium at the Northeast Atlanta Hilton Hotel located at 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092.

VOTING

General

The securities that can be voted at the Annual Meeting consist of Common Stock of the Company, $.01 par value per share, with each share entitling its owner to one vote on each matter properly submitted to the stockholders. The record date for determining the holders of Common Stock who are entitled to receive notice of and to vote at the Annual Meeting is December 15, 2003. On the Record Date, 6,883,579 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting.

Quorum and Vote Required

The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. In counting the votes to determine whether a quorum exists at the Annual Meeting, the proposal receiving the greatest number of all votes cast “for” or “against,” as well as abstentions (including instructions to withhold authority to vote) and broker non-votes (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others), will be used.

In voting for the proposal to elect two directors (Proposal 1), stockholders may vote in favor of all nominees, or withhold their votes as to all nominees, or withhold their votes as to specific nominees. In voting with regard to the proposals to amend the Company’s Amended and Restated Stock Option Plan (Proposal 2) and the proposal to amend the Company’s Amended and Restated Directors Stock Option Plan (Proposal 3), stockholders may vote in favor of the proposals, or against the proposals or may abstain from voting. Pursuant to the Company’s Bylaws, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to approve each of the proposals. As a result, shares which are withheld or abstained from voting and any broker non-votes with regard to a proposal will have the same legal effect as a vote against the proposal.

The Company believes that approximately 338,601 shares of Common Stock owned or controlled on the record date by directors and executive officers of the Company, constituting approximately 4.9% of the outstanding Common Stock, will be voted in favor of each of the proposals.

Proxies

The accompanying form of proxy card is for use at the Annual Meeting if a stockholder is unable to attend in person or is able to attend but does not wish to vote in person. Stockholders should specify their choice with regard to each of the proposals on the enclosed proxy card. All properly executed proxy cards delivered by stockholders to the Company in time to be voted at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the directions noted thereon. In the absence of such instructions, the shares represented by a signed and dated proxy card will be voted “FOR” the election of all director nominees named in Proposal 1 and “FOR” Proposals 2 and 3. In all other matters that properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

Any stockholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice to James M. McNeill, Secretary of the Company, at 310 Technology Parkway, Norcross, Georgia 30092-2929, by executing and delivering to Mr. McNeill a proxy card bearing a later date or, if you are a holder of record or a beneficial holder with a proxy from a holder of record, by voting in person at the Annual Meeting.

In addition to soliciting proxies through the mail, the Company has requested brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by them. Their expenses and all other expenses incurred in connection with the solicitation of proxies will be borne by the Company. The Company also may solicit proxies through its directors, officers and employees in person and by telephone and facsimile, without payment of additional compensation to such persons. The Company has also hired Mellon Investor Services, LLC, a proxy solicitation firm, to assist in the distribution and solicitation of proxies. The Company will pay approximately $9,500 for those services.

STOCK OWNERSHIP

The table below sets forth information regarding the beneficial ownership of the Company’s Common Stock, as of the Record Date, by (i) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each of the Company’s directors, (iii) each executive officer of the Company named in the Summary Compensation Table on page 13, and (iv) all directors and executive officers of the Company as a group, based on data furnished to the Company by the named persons.

Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
Dimensional Fund Advisors, Inc. (2)
Beneficial Owner	296,200	4.3%
David Nierenberg (3)
Beneficial Owner	1,029,330	15.0%
William P. Kennedy (4)
Beneficial Owner	347,250	5.0%
Joseph D. Sansone (5)
Director, President and Chief Executive Officer	371,505	5.2%
James M. McNeill (6)
Senior Vice President, Chief Financial Officer, Secretary and Treasurer	55,000	*
Michael E. Axelrod (7)
Director	24,500	*
David Crane (8)
Director	-0-	*
Susan J. Kelley (9)
Director	-0-	*
Michael J. Finn (10)
Director	54,300	*
Robert P. Pinkas (11)
Director	179,680	2.6%
Edward K. Wissing (12)
Chairman of the Board	50,625	*
All executive officers and directors as a group (8 persons) (13)	735,610	10.1%

*	Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.
(1)	Except as indicated in the footnotes set forth below, the persons named in the table, to the Company’s knowledge, have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The number of shares shown include shares that are not currently outstanding but which certain stockholders are entitled to acquire or will be entitled to acquire within 60 days from the Record Date upon the exercise of stock options. Such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by the particular stockholder or group but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Dimensional Fund Advisors, Inc. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. These investment companies and investment vehicles are the “Funds.” In its role as investment advisor and investment manager, Dimensional possessed investment and/or voting power over 296,200 shares of Common Stock as of 09/30/03. The Funds own all securities reported in this proxy statement, and Dimensional disclaims beneficial ownership of such securities.
(3)	David Nierenberg is President of Nierenberg Investment Management Company, the General Partner of The D3 Family Fund, L.P. (the “Fund”). As of 09/30/03, the Fund has sole voting and dispositive power over 647,000 shares of Common Stock. In addition, The D3 Family Retirement Fund, L.P. has sole voting and dispositive power over 272,230 shares of Common Stock. The D3 Children’s Fund L.P. has sole voting and dispositive power over 52,500 shares of Common Stock. The address of each Fund is 19605 North East 8th Street, Camas, Washington 98607. In addition, Mr. Nierenberg indirectly controls disposition of 57,600 shares of Common Stock owned by The D3 Offshore Fund, L.P.
(4)	William P. Kennedy is an individual shareholder whose holdings consist of 341,250 shares held directly, 3,000 shares held in the Ashley Kennedy Trust and 3,000 shares held in the Courtney Kennedy Trust as of 9/30/03.
(5)	Consists of options to purchase 193,509 shares of Common Stock, 175,747 shares of Common Stock held directly and 2,249 shares of common Stock held indirectly through Mr. Sansone’s spouse.
(6)	Consists of options to purchase 52,500 shares of Common Stock and 2,500 shares of Common Stock held directly.
(7)	Consists of options to purchase 20,000 shares of Common Stock and 4,500 shares of Common Stock held jointly with spouse.
(8)	Does not currently own any shares or options to purchase shares.
(9)	Does not currently own any shares or options to purchase shares.
(10)	Consists of options to purchase 43,000 shares of Common Stock, 8,700 shares of Common Stock held directly and 2,600 shares held jointly with spouse.
(11)	Consists of options to purchase 43,000 shares of Common Stock, 76,680 shares of Common Stock owned by Brantley Venture Management, L.P. of which Pinkas Family Partners is the general partner, and 60,000 shares of Common Stock owned by Madaket Investments, LLC, of which Mr. Pinkas is a managing member.
(12)	Consists of options to purchase 45,000 shares of Common Stock, 5,000 shares of Common Stock held directly and 625 shares of Common Stock held jointly with spouse.
(13)	Includes options to purchase 397,009 shares of Common Stock.

PROPOSAL 1

ELECTION OF DIRECTORS

The Amended and Restated Certificate of Incorporation of the Company provides that the Board of Directors shall consist of not less than three nor more than fifteen members as fixed from time to time by vote of a majority of the entire Board of Directors. The Amended and Restated Certificate of Incorporation further provides that the Board of Directors shall be divided into three classes as nearly equal in number as possible. The term of office of one of the classes of directors expires each year and a new class of directors is elected each year by the stockholders for a term of three years or until their successors are elected and qualified.

At the Annual Meeting the term of the Class I directors expires. Upon the recommendation of the Nominating/Corporate Governance Committee, the Board of Directors has nominated Robert P. Pinkas and Edward K. Wissing to serve as the Class I directors of the Company for a three-year term expiring at the 2007 Annual Meeting of Stockholders. Messrs. Pinkas and Wissing are currently serving as the Class I directors of the Company. If either of the nominees should become unavailable to serve for any reason (which is not anticipated), the Board of Directors, in its discretion, may designate a substitute nominee or nominees (in which case the persons named as proxies on the enclosed Proxy Card will vote all valid proxy cards for the election of such substitute nominee or nominees), or allow the vacancy to remain open until the Board of Directors locates a suitable candidate, or by resolution reduces the authorized number of directors.

The following is certain information concerning the nominees for election as well as the directors whose terms of office will continue after the Annual Meeting.

Nominees for Election as Directors at the 2004 Annual Meeting

CLASS I—TERM EXPIRING AT THE 2004 ANNUAL MEETING

ROBERT P. PINKAS (50) is the Managing General Partner of Brantley Partners, a private equity organization based in Cleveland, Ohio, of which he was the founding partner in 1987. Mr. Pinkas has been a director, officer and investor in a variety of businesses since 1981, including Brantley Capital Corporation. He currently serves as Chairman of the Board of Waterlink, Inc.

Member:	Compensation Committee (Chairman) Nominating/Corporate Governance Committee	First became a director: 1989

EDWARD K. WISSING (66) is the current Chairman of the Board of the Company, effective December 4, 2002. Mr. Wissing is a former CEO and director of American HomePatient, Inc., a national provider of home healthcare products and services. Under Mr. Wissing’s leadership, American HomePatient grew from 20 operating locations in 1992 to over 300 locations by the end of 1997, with over $400 million in revenues at his retirement in May 1998. Prior to his employment with American HomePatient, Mr. Wissing held several senior executive positions in healthcare related firms, including Becton Dickinson, Sandoz/Rhone Poulenc and Glasrock HomeHealth. He has maintained a very active role in the home healthcare industry and has twice chaired the Health Industry Distributor’s Association, or HIDA. Mr. Wissing has also served as Chairman of HIDA’s Educational Foundation. He currently serves on several other healthcare boards, including CareCentric, Inc., Psychiatric Solutions, Inc., and the Nashville Health Care Council.

Member:	Chairman of the Board Compensation Committee Audit Committee Nominating/Corporate Governance Committee	First became a director: 2001

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF MESSRS. PINKAS AND WISSING AS DIRECTORS OF THE COMPANY FOR A THREE YEAR TERM, TO HOLD OFFICE UNTIL THE 2007 ANNUAL MEETING OR UNTIL THEIR SUCCESSOR OR SUCCESSORS ARE ELECTED AND QUALIFIED.

Continuing Directors of the Company

CLASS II—TERM EXPIRING AT THE 2005 ANNUAL MEETING

MICHAEL E. AXELROD (46) is a shareholder in the law firm of Cohen Pollock Merlin Axelrod & Small, P.C. He has been associated with the firm since 1982 and became a shareholder in 1986. His practice concentrates on business law and transactions, with an emphasis on the health care industry and venture capital. Mr. Axelrod recently ended his term as Chairman of the Board of Prevent Child Abuse America, Inc., a non-profit corporation whose mission is to prevent the abuse and neglect of America’s children and will begin a two-year term as its Past Chairman. In addition, he serves on the Board of Directors of Prevent Child Abuse Georgia, Inc.

Member:	Nominating/Corporate Governance Committee (Chairman) Audit Committee	First became a director: 2001

DAVID CRANE (47) became a Director in 2003. Mr. Crane is co-founder and former President and Chief Executive Officer of MedCath, Inc., serving in such capacity from 2000 to 2003. MedCath is a healthcare provider primarily focused on the development and operation of physician-owned heart hospitals throughout the United States. Mr. Crane also served as a director of MedCath and, from 1989 to 1999, as its Chief Operating Officer. Under his stewardship, MedCath grew to a current operating scope of ten hospitals with approximately $550 million in annual revenue. Prior to his tenure at MedCath, Mr. Crane served from 1985 to 1989 as Chief Operating Officer of MediVision, Inc., a privately held company that developed and managed ophthalmic ambulatory surgery centers and physician practices nationally. MediVision was sold to Medical Care International in 1989.

Member:	Compensation Committee	First became a director: 2003

MICHAEL J. FINN (54) has been a General Partner of Brantley Venture Partners, L.P., a venture capital firm based in Cleveland, Ohio, since May 1995. Mr. Finn served from 1987 until May 1995 as Vice President—Venture Capital and Emerging Growth for Sears Investment Management Co., and during his tenure presided over the Venture Capital Group for the firm. Previously, Mr. Finn was Deputy Director of the Bureau of Investments, Michigan Department of Treasury. In this capacity, Mr. Finn presided over the Department’s Venture Capital Group. Mr. Finn also serves as a director of The Holland Group and Healthcare Solutions, Inc.

Member:	Audit Committee (Chairman) Compensation Committee	First became a director: 1989

CLASS III—TERM EXPIRING AT THE 2006 ANNUAL MEETING

SUSAN J. KELLEY, RN, PhD (50) became a Director in 2003. Since 1999, Dr. Kelley has been Dean of the College of Health and Human Sciences at Georgia State University and also served as Acting Dean (1998-1999), Associate Dean (1997-1998) and Director of Research (1996-1997) of the University. She has been serving as a Professor at the University’s School of Nursing since 1994. In addition, Dr. Kelley serves as Director of Project Health Grandparents and the National Center on Grandparents Raising Grandchildren. She serves on the boards of St. Joseph’s Mercy Care and the Georgia Professional Society on the Abuse of Children. Dr. Kelley is a past member of the board of directors of Prevent Child Abuse Georgia. She is a fellow in the American Academy of Nursing and a member of the American Nurses’ Association, Sigma Theta Tau, the National Honor Society of Nursing, and the American Professional Society on the Abuse of Children.

Member:	Nominating/Corporate Governance Committee	First became a director: 2003

JOSEPH D. SANSONE (60) has been a Director and President and Chief Executive Officer of the Company since its formation in 1989. From September 1987 until the formation of the Company, Mr. Sansone was President of Ambulatory Services of America, Inc., a wholly owned subsidiary of Charter Medical Corporation, the Company’s former parent. Prior to joining Charter Medical, Mr. Sansone was employed by American Medical International, Inc., or AMI, from 1968 to 1987. From 1985 to 1987, he served as Vice President of AMI Home Health Equipment Centers, a division of AMI, specializing in durable medical equipment sales and rentals.

First became a director: 1989

COMMITTEES OF THE BOARD

The Company’s Board of Directors has three standing committees: the Nominating/Corporate Governance Committee, the Compensation Committee and the Audit Committee.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee reviews and reports to the Board on a periodic basis with regard to matters of corporate governance and the nomination and evaluation of potential directors to serve on the Board. The Committee also reviews and assesses the effectiveness of the Company’s corporate governance guidelines. On November 7, 2002, the Committee adopted a formal charter to govern its activities. A copy of the charter may be found on the Company’s website at www.psakids.com under the caption “Investor Relations.” During fiscal 2003, the Committee recruited Dr. Susan J. Kelley and David Crane to serve on the Company’s Board of Directors. The Committee seeks members from diverse professional backgrounds who possess the skills and expertise to make a significant contribution to the Board, to the Company and its stockholders. Qualified candidates for membership on the Board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability. The Nominating/Corporate Governance Committee will review the qualifications and backgrounds of the directors, as well as the overall composition of the Board, and recommend to the full Board the slate of directors to be nominated for election at the Annual Meeting of Stockholders. The Committee will consider nominees recommended by stockholders if submitted to the Board in accordance with the procedures specified in the Company’s Bylaws. See “Stockholders’ Proposals for the 2005 Annual Meeting” below.

The current members of the Nominating/Corporate Governance Committee are Michael E. Axelrod (Chairman), Robert P. Pinkas, Susan J. Kelley and Edward K. Wissing, all of whom meet the independence standards set forth in the Nasdaq Listing Standards. The Nominating/Corporate Governance Committee held four meetings during fiscal 2003.

Compensation Committee

The Compensation Committee formulates executive compensation policy, reviews and approves compensation and benefit policies and plans relating to executive officers and directors, and administers the Company’s stock option plans. On November 7, 2002, the Committee adopted a formal charter to govern its activities. A copy of the charter may be found on the Company’s website at www.psakids.com under the caption “Investor Relations.” The Committee’s report regarding director and executive compensation may be found below under “Executive Compensation.” The current members of the Compensation Committee are Robert P. Pinkas (Chairman), Michael J. Finn, and Edward K. Wissing, all of whom meet the independence standards set forth in the Nasdaq Listing Standards. The Compensation Committee held four meetings during fiscal 2003.

Audit Committee

The Audit Committee selects the Company’s independent auditors; monitors the integrity of the Company’s financial statements; evaluates and reviews their audit plan, the scope and results of their audit engagement and the accompanying management letter, if any; reviews the scope and results of the Company’s internal auditing procedures; consults with the independent auditors and management with regard to the Company’s accounting methods and the adequacy of its internal accounting controls; approves professional services provided by the independent auditors; reviews the independence of the independent auditors; and reviews the independent auditors’ audit and non-audit fees. The Audit Committee also approves the engagement of independent auditors to provide non-audit services. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Committee’s amended and restated charter, effective November 7, 2002, governs its activities. A copy of the charter may be found on the Company’s website at www.psakids.com under the caption “Investor Relations.” The central purpose of the Audit Committee Charter is to promote accurate, high-quality and timely disclosure of financial and other information to the Board, the public markets and stockholders. The Company also maintains an internal audit function that reports directly to the Audit Committee. The Board annually reviews the Nasdaq Listing Standards’ definition of independence for audit committee members and has determined that each member of the Committee meets that standard. The Audit Committee’s current members are Michael J. Finn (Chairman), who is designated as the Company’s Audit Committee financial expert under the federal securities laws, Edward K. Wissing and Michael E. Axelrod. The Audit Committee held seven meetings during fiscal 2003.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, the Audit Committee reviewed with management the unaudited financial statements in the Quarterly Reports and conducted an annual review of the Committee’s Charter.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including matters in the written disclosures provided to the Committee as required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”

The Committee also discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. During fiscal 2003, the Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2003 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee: Michael J. Finn (Chairman), Edward K. Wissing and Michael E. Axelrod.

Selection of Auditors

At its quarterly meeting held on August 7, 2003, the Audit Committee met with members of Ernst & Young LLP, reviewed the scope and timing of the audit, and approved the fees for the Company’s fiscal year 2003 audit. In addition, the Audit Committee appointed Ernst & Young LLP to be the Company’s independent auditors for fiscal year ending September 30, 2004. All services rendered by Ernst & Young LLP are permissible under applicable laws and regulations, and are pre-approved by the Audit Committee.

Principal Accountant Fees And Services

Audit and Non-Audit Fees

Aggregate fees for professional services rendered for the Company by Ernst & Young for the fiscal years ended September 30, 2003 and 2002 are set forth in the table below.

	Fiscal Year 2003	Fiscal Year 2002
Audit Fees	$291,665	$329,987
Audit-Related Fees	$1,500	$15,000
Tax Fees	$91,528	$172,874
All Other Fees	-0-	-0-

Total	$384,693	$517,861

Audit Fees for the fiscal years ended September 30, 2003 and 2002 were for professional services rendered for the audits of the financial statements of the Company, quarterly review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and other assistance required to complete the year-end audit of the consolidated financial statements.

Audit-Related Fees as of the fiscal years ended September 30, 2003 and 2002 were for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements.

Tax Fees as of the fiscal years ended September 30, 2003 and 2002 were for services related to tax compliance, tax advice and tax planning.

All Other Fees as of the fiscal years ended September 30, 2003 and 2002 — None.

None of the services rendered described above were approved by the Audit Committee under the de minimis exception provided by Rule 2-01(c)(7)(i)(c) under Regulation S-X.

No fees other than those described above under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees,” were billed to the Company by Ernst & Young LLP in fiscal year 2003.

These services are actively monitored (both spending level and work contact) by the Audit Committee to maintain the appropriate objectivity and independence in Ernst & Young’s core work, which is the audit of the Company’s financial statements.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee has not yet adopted a formal pre-approval policy for audit and non-audit services. The Audit Committee instead pre-approves all audit and non-audit services provided by Ernst & Young prior to the engagement of Ernst & Young with respect to such services. The Chairman of the Audit Committee has been delegated the authority by the Committee to pre-approve the engagement of Ernst & Young when the entire Committee is unable to do so. The Chairman must report all such pre-approvals to the entire Audit Committee at the next committee meeting.

Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire. They will also be available to respond to appropriate questions from stockholders.

CORPORATE GOVERNANCE

The Board of Directors has implemented a comprehensive plan of corporate governance for the purpose of defining responsibilities and assuring good business practices, transparency in financial reporting and the highest level of professional and personal conduct. The Company regularly monitors developments in the area of corporate governance, including developments related to the Sarbanes-Oxley Act of 2002 and Nasdaq’s recently approved revised corporate governance listing standards. Although certain of the rules have not yet become effective as of the date of this proxy statement, the board of directors nevertheless has initiated actions consistent with the rules, including the following:

Independent Directors

A majority of the members of the Company’s Board of Directors are independent. More specifically, the Board believes that each of Messrs. Axlerod, Crane, Finn, Pinkas, Wissing and Dr. Kelly are “independent” as defined in NASD Rule 4200(a)(15). The Company’s independent directors have commenced holding formal meetings, separate from management, which they intend to hold at least four times a year.

Director Continuing Education

For fiscal 2004, the Company’s board of directors will be enrolled in a nationally recognized continuing education program that will assist board members in clearly identifying director roles and responsibilities, as well as hone board members’ financial oversight skills, provide guidance on audit committee structure and processes, and provide strategies for risk oversight.

Board Advisors

The Board and its committees (consistent with their respective charters) may retain their own advisors as they determine necessary to carry out their responsibilities.

Audit Committee

All Audit Committee members: (i) are independent under NASD Rule 4200(a)(15), (ii) meet the criteria for independence as set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, (iii) have not participated in the preparation of the Company’s financial statements at any time during the past three years, and (iv) are able to read and understand fundamental financial statements.

Mr. Finn, Chairman of the Audit Committee, is financially sophisticated, qualifies as an “audit committee financial expert” under Item 401(h) of Regulation S-K of the Securities Act of 1933, and is designated as the Audit Committee’s financial expert.

The Audit Committee operates under a formal charter that governs its duties and conduct. Ernst & Young LLP, the Company’s independent auditors, reports directly to the Audit Committee. The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the auditors prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, the design and operation of internal controls.

Compensation Committee

All members of the Compensation Committee meet the appropriate test for independence. The Compensation Committee operates under a formal charter that governs its duties and standards of performance.

Nominating/Corporate Governance Committee

All members of the Nominating/Corporate Governance committee meet the appropriate test for independence. The Nominating/Corporate Governance Committee operates under a formal charter that governs its duties and standards of performance.

Code of Ethics and Business Conduct

The Company has adopted a Code of Ethics and Business Conduct to govern its directors, officers and employees, including the principal executive officers and senior financial officers, violations of which may be reported to the Audit Committee. On December 3, 2003, the Board of Directors approved an amendment to the Code to include the requirements of new Item 406 of Regulation S-K, which incorporates the reforms promulgated under the Sarbanes Oxley Act of 2002. You can access the Company’s Code of Ethics and Business Conduct, along with the current committee charters on the Company’s website at www.psakids.com under the caption “Investor Relations” or by writing to the Company at 310 Technology Parkway, Norcross, Georgia 30029, Attention: Corporate Secretary.

EXECUTIVE COMPENSATION

Compensation Committee Interlocks and Insider Participation

During fiscal year 2003, the members of the Compensation Committee consisted of Messrs. Pinkas, Finn and Wissing. Messrs. Pinkas, Finn and Wissing have never been employees of the Company, and there were no reportable business relationships between the Company and such individuals. None of the Company’s executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the Company’s Compensation Committee. In addition, none of the Company’s executive officers serves as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of the Company’s Board of Directors.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON

EXECUTIVE COMPENSATION

This report discusses the Compensation Committee’s objectives and policies regarding director and executive compensation. The report specifically reviews the basis for the compensation of the Company’s President and Chief Executive Officer for fiscal year 2003 and its policy generally with respect to the compensation of all executive officers for fiscal year 2003. During fiscal year 2003, the Compensation Committee engaged an independent compensation consultant to evaluate and benchmark the Company’s executive compensation programs. The Compensation Committee and the Board reviewed the resulting report and peer group measurements, and concluded that the Company’s executive compensation programs are reasonable and competitive, and are within range of their respective peer groups.

Chief Executive Officer Compensation

For fiscal year 2003, the base salary for Mr. Sansone was set at $378,000 pursuant to an employment agreement between the Company and Mr. Sansone, effective as of November 7, 2002. See “Employment Agreements” below. The Compensation Committee determines any annual salary increases and incentive bonus and stock option grants based on the performance of the Company as measured against an annual plan submitted to and approved by the full Board and the Committee’s subjective and objective evaluation of Mr. Sansone’s performance as it relates to the performance of the Company. The Compensation Committee believes that this relationship between performance and pay is appropriate and serves the stockholders’ interests. The Compensation Committee submits Mr. Sansone’s compensation package to the Board of Directors for ratification. Members of the Compensation Committee have extensive experience in serving on compensation committees at other companies, which provides the Company with knowledge of comparable compensation policies.

For fiscal year 2003, the Compensation Committee awarded 25,000 shares of Common Stock options and an incentive cash bonus of $140,000 to Mr. Sansone, and voted to increase Mr. Sansone’s salary to $400,000 for fiscal year 2004. See “Summary Compensation Table” below.

Compensation Policy for Other Executive Officers

Consistent with the Compensation Committee’s desire to place more emphasis on performance-based incentives, the Committee seeks to use non-cash compensation such as the grant of stock options as a long-term performance incentive for the executive officers. Stock options enable the Company’s executive officers to benefit from their efforts to improve the Company’s financial results, consistent with the interests of all stockholders, because improved financial results are likely to be reflected in the Company’s stock price and would thereby increase stockholder value. It is the Compensation Committee’s belief that the granting of stock options will encourage performance by the Company’s executive officers that contributes to the long-term growth of the Company.

For fiscal year 2003, the Committee awarded 80,000 shares of Common Stock options and an incentive cash bonus of $125,000 to James McNeill, the Company’s Chief Financial Officer, and voted to increase his salary to $240,000 for fiscal year 2004. See “Summary Compensation Table” below.

The Chief Executive Officer recommends the compensation for all senior management officers to the Compensation Committee, subject to ratification by the Board of Directors. Recommendations for annual increases in salary and incentive bonuses are generally based on the Chief Executive Officer’s review and evaluation of each officer’s performance as it relates to the goals of the Company. Measures of performance include divisional results for which each officer is responsible, Company-wide results, and individual goals and objectives set by the Chief Executive Officer and the individual officer prior to the beginning of the fiscal year. The Compensation Committee reviews the Chief Executive Officer’s recommendations, makes any changes it believes necessary, approves the compensation packages and presents them to the Board for ratification.

Omnibus Budget Reconciliation Act of 1993 Implications for Executive Compensation

It is the responsibility of the Compensation Committee to address the issues raised by changes in the tax laws which made certain non-performance based compensation to executives of public companies in excess of $1,000,000 non-deductible beginning in 1994. In this regard, the Committee must determine whether any actions with respect to this limit should be taken by the Company. Based on the Company’s current level of compensation it is not necessary to consider this issue at this time. The Company intends to take the necessary steps to ensure its executive officers’ compensation policies comply with the cap at the appropriate time.

Submitted by the Compensation Committee: Robert P. Pinkas (Chairman), Michael J. Finn, and Edward K. Wissing.

Directors Compensation and Attendance

Fees for Board Service.    Under current Company policy, non-employee directors earn $3,000 for each of the four regularly scheduled Board of Directors meetings attended in person, $500 for each Committee meeting attended in person and $250 for each telephonic meeting held. In addition, the Company’s Chairman of the Board, Mr. Edward Wissing earns $60,000 annually as compensation for serving in such capacity and does not earn any additional compensation for the four regularly scheduled Board of Directors meetings attended in person. In lieu of cash, directors may opt to receive the cash equivalent in stock options at the discretion of the Compensation Committee. During fiscal year 2003, no director made such an election. In addition, all directors are entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board or committees thereof. Compensation for participation on the Board of Directors is at the discretion of the Board. Employee directors earn no additional compensation for services as a director. Mr. Sansone, the only director who was also an employee in 2003, received no additional compensation for service on the Board of Directors.

During fiscal year 2003, non-employee directors of the Company earned the following compensation for Board meetings attended:

Michael E. Axelrod	$20,500
David Crane	$-0-
Michael E. Finn	$20,500
Susan J. Kelley	$3,000
Robert P. Pinkas	$19,750
Edward K. Wissing	$60,750

Directors Stock Option Plan.    Under the Amended and Restated Directors Stock Option Plan, as amended and restated by the Board of Directors on November 28, 2001 and approved by the stockholders at the Annual Meeting held on January 29, 2002 (the “Directors Stock Option Plan”), directors of the Company who are not officers or employees of the Company each are eligible to receive grants of options to purchase shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant and which expire ten years after issuance. The Compensation Committee has the authority and sole discretion to make grants of options under the Plan. The options vest on the first anniversary of their issuance, provided that the grantee is then a director of the Company. A total of 300,000 shares of Common Stock have been reserved for issuance pursuant to options granted and to be granted under the Directors Stock Option Plan. In fiscal year 2003, a total of 60,000 shares were granted to directors under the Directors Stock Option Plan and there are no remaining shares available as to which options may be granted under the Plan. A proposal to amend the Directors Stock Option Plan to increase the authorized number of shares issuable under the Plan is described in detail herein in “Proposal 3—Approval of Proposed Amendment to the Amended and Restated Directors Stock Option Plan.”

During fiscal year 2003, the Board of Directors held four meetings, the Audit Committee held seven meetings, and the Compensation Committee and the Nominating/Corporate Governance Committee each held four meetings, respectively. During fiscal year 2003, each director attended in excess of 75% of the total number of meetings of the Board of Directors and each Committee on which he served. In addition, at the 2003 Annual Meeting of Stockholders, all of the current Board members who were serving on the Board at that time were in attendance.

Summary Compensation

The following table summarizes the total compensation paid or accrued by the Company for each person who served as an executive officer during the fiscal year ended September 30, 2003:

Summary Compensation Table

		Annual Compensation (1)				Long-Term Compensation	All Other Compensation (3)
Name and Principal Position	Fiscal Year	Salary (2)		Bonus		Shares Underlying Options
Joseph D. Sansone Director, President and Chief Executive Officer	2003 2002 2001	$ $ $	378,000 360,000 300,000	$ $ $	140,000 200,000 200,000	25,000 20,000 30,000	$ $ $	123,004 111,120 74,164

James M. McNeill Senior Vice President, Chief Financial Officer, Secretary and Treasurer	2003 2002 2001	$ $ $	215,250 205,000 175,000	$ $ $	125,000 100,000 100,000	80,000 15,000 25,000	$ $ $	24,330 43,946 15,450

(1)

The compensation of the above-listed individuals, including bonuses, is determined by the Compensation Committee of the Board of Directors. See “Incentive Bonus Policy” and “Report of the Compensation Committee of the Board of Directors on Executive Compensation.” Messrs. Sansone and McNeill did not

receive any other perquisites, other personal benefits, securities or property in the indicated fiscal years in excess of 10% of their annual salary and bonus.
(2)	Includes amounts deferred at the election of the officers pursuant to the Company’s Non-Qualified Deferred Compensation Plan.
(3)	Reflects for fiscal year 2003 (a) premiums of $5,300 paid by the Company for a term life insurance policy on the life of Mr. Sansone, the proceeds of which are payable to a beneficiary designated by Mr. Sansone, and premiums of $2,405 paid by the Company for Mr. Sansone’s disability insurance policy, (b) amounts contributed by the Company on behalf of Messrs. Sansone and McNeill of $82,241 and $13,360, respectively, pursuant to the Company’s Non-Qualified Deferred Compensation Plan, (c) amounts contributed by the Company on behalf of Messrs. Sansone and McNeill of $20,165 and $7,021, respectively, in connection with their Company-paid automobiles as provided in their respective employment agreements (See “Employment Agreements” below), and (d) amounts reimbursed during the fiscal year for the payment of taxes on behalf of Messrs. Sansone and McNeill of $12,893 and $3,949, respectively.

Incentive Bonus Policy

The Company has established an incentive bonus policy that provides for cash bonuses to certain employees of the Company, including the Company’s executive officers. Payment of any bonus under the Incentive Bonus Policy is at the discretion of the Compensation Committee, subject to ratification by the Board of Directors, but is based generally on factors such as increases in overall corporate profitability, divisional profitability and achieving goals as outlined in the Company’s annual financial and operational plan. The Board of Directors may amend, suspend or discontinue the Incentive Bonus Policy at any time. Cash bonuses aggregating $265,000 were paid to executive officers under the Incentive Bonus Policy for fiscal year 2003. Cash bonuses paid under the Incentive Bonus Policy to the above individuals for fiscal year 2003 are included in the “bonus” amounts reported for them in the Summary Compensation Table above.

Employee Stock Options

The Company has adopted, and its stockholders have approved, the Pediatric Services of America, Inc. Amended and Restated Stock Option Plan (the “Stock Option Plan”). The Stock Option Plan is designed to provide a means by which selected key persons may be given an opportunity to purchase stock of the Company, to help secure and retain the services of key persons, and to provide incentives for such persons to exert maximum efforts for the success of the Company. The Company has reserved 1,750,000 shares of Common Stock for issuance pursuant to the Stock Option Plan. Options granted under the Stock Option Plan may be either (i) options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or (ii) nonqualified stock options. Incentive Stock Options may be granted only to employees (including officers) of the Company or its affiliates. Nonqualified Stock Options may be granted only to key employees, directors, consultants or advisors of the Company or its affiliates. Non-employee directors are not eligible to participate in the Stock Option Plan. The Board of Directors has the authority to amend the Stock Option Plan, subject to stockholder approval, and may suspend or terminate the Stock Option Plan at any time. A proposal to amend the Stock Option Plan to increase the authorized number of shares issuable under the Plan is described in detail herein in “Proposal 2—Approval of Proposed Amendment to the Amended Restated Stock Option Plan.”

The following table sets forth information regarding the number, terms and potential realizable value of stock options granted to Messrs. Sansone and McNeill during fiscal year 2003:

Options Granted in Last Fiscal Year

Name	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share (1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
					5%	10%
Joseph D. Sansone	25,000	9.06%	$7.96	08/27/2013	$125,150	$317,155
James M. McNeill	80,000	29.01%	$7.96	08/27/2013	$400,480	$1,014,895

(1)	All options were granted at an exercise price equal to the fair market value of the underlying shares as of the date of the grant and become exercisable in one-fourth increments on each anniversary of the grant date.
(2)	Such value is based on the exercise price at the time of the grant.

The following table sets forth certain information with respect to exercises of stock options during fiscal year 2003 by each of the named executives and the fiscal year-end value of unexercised stock options held by them:

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Name	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End	Value of Unexercised in-the-money Options at Fiscal Year-End (1)
			Exercisable/Unexercisable	Exercisable/Unexercisable
Joseph D. Sansone	—	—	193,509/55,000	$421,734/$105,500
James M. McNeill	—	—	52,500/108,500	$245,702/$144,079

(1)	Such value is computed by subtracting the option exercise price from the market price of the Common Stock on September 30, 2003 and multiplying that figure by the total number of exercisable/unexercisable options.

Set forth in the table below is certain information about securities issuable under the Company’s equity compensation plans as of September 30, 2003:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,286,059	$8.48	276,800
Equity compensation plans not approved by security holders	—	—	—

Total	1,286,059	$8.48	276,800

Under the Company’s Stock Option Plans, options may be granted for the purchase of up to 2,050,000 shares of Common Stock. Options are granted by the Compensation Committee of the Company’s Board of

Directors to officers, directors and employees of the Company, or to certain outside advisors and consultants, for the purchase of the Company’s stock at the fair market value of the shares on the dates of grant. Options granted under the Stock Option Plan generally vest in four equal, annual installments beginning on the date of grant or accelerate upon the occurrence of certain events. Options granted under the Directors Stock Option Plan vest on the first anniversary date of grant, provided that the grantee is then a director of the Company. Proposals to amend the Company’s Stock Option Plan and the Directors Stock Option Plan are described in detail herein in “Proposal 2—Approval of Proposed Amendment to the Amended and Restated Stock Option Plan” and “Proposal 3—Approval of Proposed Amendment to the Company’s Amended and Restated Directors Stock Option Plan,” respectively.

401(k) Savings Plan

The Company maintains the Pediatric Services of America, Inc. 401(k) Savings Plan, which became effective January 1, 1992. The 401(k) Plan covers all employees of the Company (except, among others, highly compensated employees as defined in the Plan, certain employees designated as part-time employees and employees deemed to be leased employees within the meaning of certain provisions of the Code) who have completed at least 1,000 hours and one year of service with the Company. Under the 401(k) Plan, each eligible employee may elect to contribute up to a maximum of 20% of pre-tax compensation, not exceeding $12,000 for the 2003 calendar year, and 5% of after-tax compensation (or the maximum amount then permitted by the Code). The Company may, in its discretion, make contributions on behalf of eligible employees in an amount up to the employee’s contributions. All employees’ contributions to the 401(k) Plan are 100% vested upon contribution, while the Company’s contributions vest 100% over a period of five years of service with the Company. Distribution of accrued benefits normally will commence upon the participants reaching age 65 (or if earlier, upon the participant’s death or disability).

Non-Qualified Deferred Compensation Plan

On January 1, 2000, the Company adopted the Pediatric Services of America, Inc. Non-Qualified Deferred Compensation Plan for selected management or highly compensated employees of the Company who earned more than $90,000 annually. Effective January 1, 2002, the Company amended and restated the Plan in order to eliminate definitional and other ambiguities, incorporate previous amendments, eliminate administrative convenience lump sum payment on termination of service and clarify eligibility issues to bring the plan within IRS and legal standards. The Compensation Committee administers the Plan, and the Board of Directors annually selects the employees who are eligible to participate in the Plan and the tier in which the employee will be a member. The purposes of the Plan are to provide the selected management or highly compensated personnel of the Company with the opportunity to defer amounts of their compensation which might not otherwise be deferrable under other Company plans, including the 401(k) Plan, and to receive the benefit of additions to their deferral, in the absence of certain restrictions and limitations in the Code. Participants elect the amount of pay they wish to defer up to the maximum percentage of compensation for the tier in which the employee is a member. Maximum deferrals range from 10% to 100% of compensation. The Company may contribute to the Plan an amount equal to a percentage of the amount each Participant contributes to the Plan. The Non-Qualified Plan is intended to be an unfunded plan for purposes of the Employee Retirement Income Security Act of 1974, as amended. Company contributions and voluntary compensation deferrals are held in a “Rabbi Trust” as that term is defined in Revenue Procedure 92-64, 1992-2 C.B. 422. Distributions of Plan contributions and earnings will be made upon termination of employment, disability, retirement or the financial hardship of the participant. In-service benefits are also available to participants.

Employee Stock Purchase Plan

Effective January 1, 1996, the Board of Directors of the Company adopted the Pediatric Services of America, Inc. Employee Stock Purchase Plan, or ESPP, as amended. The ESPP is administered by the Compensation Committee of the Board of Directors. Participant contributions in the ESPP are made through quarterly payroll deductions on an after-tax basis. On or about the last day of the calendar quarter the Company contributes 15% of the total amount of each employee’s contributions to the ESPP for that quarter. Participants’ and the Company’s contributions are used to purchase shares of Common Stock at fair market value on the open market on or about the last day of the respective quarter.

Employment Agreements

The Company has amended and restated its employment agreement with Joseph D. Sansone, effective November 7, 2002, pursuant to which Mr. Sansone serves as Chief Executive Officer and President of the Company. Under the terms of the amended and restated agreement, Mr. Sansone’s annual base salary for fiscal year 2004 is $400,000, subject to increase in future terms at the discretion of the Board of Directors. The agreement also provides that Mr. Sansone is entitled to participate in a bonus plan, the terms of which are determined and approved by the Board of Directors, and in all of the Company’s employee benefit plans and programs for which he is eligible under the terms of such plans or programs. In addition, the agreement provides that Mr. Sansone is entitled to life insurance coverage in the amount of $500,000, payable to the beneficiary of his choice, certain long-term disability insurance coverage and the use of a Company paid automobile, including related maintenance, insurance and operating expenses. Mr. Sansone also is entitled to receive reimbursement for services for matters relating to estate and tax planning, annual physicals, and expenses incurred for reasonable business and social activities, including memberships in professional organizations and a sporting or country club. The agreement is for an initial term of two years and is automatically renewed for successive one-year periods, subject to either party terminating the agreement at the end of the initial term or additional term, as the case may be. The agreement is terminated upon the death or disability of Mr. Sansone, and the Board of Directors may terminate Mr. Sansone’s employment with or without cause (as defined in the agreement). In the event Mr. Sansone’s employment is terminated without cause or terminated by Mr. Sansone for “good reason,” the Company is obligated to pay Mr. Sansone his full salary and provide full benefits for the remainder of the contract term and for a period of 18 months thereafter. In such event, Mr. Sansone also is entitled to receive up to one hundred fifty percent (150%) of any annual bonus received for performance during the Company’s immediately preceding fiscal year, accelerated vesting of all grants of outstanding options, restricted stock, bonus stock and any other incentive stock award, each of which shall remain exercisable for the remainder of their stated term, and full funding of all deferred compensation, supplemental retirement programs and similar programs. “Good reason” is defined as certain events resulting from a change in control of the Company or a failure by the Company to comply with any material term of the agreement which has not been cured within ten days after notice. Under the terms of the agreement, Mr. Sansone is not entitled to any severance benefits in the event his employment is terminated for cause or in the event he voluntarily terminates his employment with the Company.

The Company has also amended and restated its employment agreement with James M. McNeill, effective November 7, 2002, pursuant to which he serves as Senior Vice President, Chief Financial Officer, Secretary and Treasurer of the Company. Mr. McNeill’s base salary for fiscal 2004 is $240,000, subject to increase for future terms at the discretion of the Board of Directors. Mr. McNeill also is entitled to participate in a bonus plan, the terms of which are determined and approved by the Board of Directors, and all employee benefit plans and programs for which he is eligible under the terms of such plans or programs. Pursuant to the agreement, Mr. McNeill receives the use of a Company paid automobile, including related maintenance, insurance and operating expenses. The agreement is for an initial term of two years and is automatically renewed for successive one-year periods, subject to either party terminating the agreement at the end of the initial term or additional term, as the case may be. The agreement is terminated upon the death or disability of Mr. McNeill, and the Board of Directors also may terminate Mr. McNeill’s employment under the agreement with or without cause (as defined in the agreement). In the event Mr. McNeill’s employment is terminated by the Company without cause, or terminated by Mr. McNeill for “good reason,” the Company is obligated to pay Mr. McNeill his full salary and benefits for a period of 12 months. In such event, Mr. McNeill also is entitled to receive accelerated vesting of all grants of outstanding options, restricted stock, bonus stock and any other incentive stock award, each of which shall remain exercisable for the remainder of their stated term, and full funding of all deferred compensation, supplemental retirement programs and similar programs. “Good reason” is defined as certain events resulting from a change in control of the Company or a failure by the Company to comply with any material term of the agreement which has not been cured within ten days after notice. Under the terms of the agreement, Mr. McNeill is not entitled to any severance benefits in the event his employment with the Company is terminated with cause or in the event he voluntarily terminates his employment with the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Lillie Axelrod, spouse of director Michael Axelrod, is an employee of Acordia, Inc. Acordia provides insurance brokerage services to the Company. Mrs. Axelrod is paid a commission based on the fees paid to Acordia. During fiscal 2003, the fees paid by the Company to Acordia were approximately $142,000.

STOCK PERFORMANCE GRAPH

The price information reflected for the Company’s Common Stock in the following performance graph represents the closing sales prices of the Common Stock for the period from September 30, 1998 through September 30, 2003. The graph and the accompanying table compare the cumulative total stockholders’ return on the Company’s Common Stock with the Standard & Poor’s (“S&P”) 500 Index, S&P Health Care Sector, and a Health Care Composite Peer Group. The Health Care Composite Peer Group is composed of companies within the following industries: home health care, diversified health care, pharmaceuticals, miscellaneous health care, and medical products and supplies. The calculation in the following graph and table assume that $100 was invested on September 30, 1998 in each of the Company’s Common Stock, the S&P 500 Index and the S&P 500 Health Care Sector and the Health Care Composite Peer Group, and also assumes dividend reinvestment.

PROPOSAL 2

APPROVAL OF PROPOSED AMENDMENT TO THE

AMENDED AND RESTATED STOCK OPTION PLAN

GENERAL

The Stock Option Plan provides that it shall be administered by the Compensation Committee of the Board of Directors unless the Board of Directors designates another committee to serve as the Stock Option Plan’s administrator (the Stock Option Plan administrator will hereafter be referred to as the “Committee”). The Board of Directors has not exercised its authority to make such an alternative designation. Subject to the terms of the Stock Option Plan, the Committee has full and final authority, in its discretion, to select the persons who are to be granted options under the Stock Option Plan and to determine the number of shares subject to each option, the option price and all other terms and conditions of each option. The Committee will at all times be constituted to ensure that the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and Code Section 162(m) (and the regulations promulgated thereunder) are satisfied.

During fiscal 2003, the Compensation Committee, which administers the Stock Option Plan, granted options to purchase 275,800 shares of Common Stock to selected key employees. The Compensation Committee also contemplates granting options in fiscal 2004 to certain key employees. On December 3, 2003, the Board of Directors approved the proposed amendment to the Stock Option Plan subject to stockholder approval at the Annual Meeting, as specified in the description of the revised Stock Option Plan which follows.

The following is a summary of certain material provisions of the Stock Option Plan and the proposed amendment thereto. A copy of the proposed amendment is attached hereto as Appendix A. A copy of the full text of the Stock Option Plan including amendments will be furnished to any stockholder upon written request made to the Secretary of the Company.

Eligible Participants.    Incentive stock options may be granted under the Stock Option Plan only to employees of the Company or its affiliates. Non-qualified stock options may be granted to key employees or employee directors of, or consultants or advisors to, the Company or its affiliates. Certain other restrictions apply to holders of ten percent (10%) or more of the Common Stock of the Company. The number of eligible participants in the Plan as of September 30, 2003 was approximately 150 persons.

Administration.    The Board of Directors has delegated the administration of the Stock Option Plan to the Compensation Committee. Subject to the terms of the Stock Option Plan, the Committee has full and final authority, in its discretion, to select the persons who are granted options under the Stock Option Plan and to determine the number of shares subject to each option, the duration of and all other terms and conditions of each option. The Committee will at all times be constituted to ensure that the requirements of Rule 16b-3 are satisfied. The Board of Directors may at any time revoke its delegation of authority to the Committee or otherwise reserve for itself the administration of the Stock Option Plan.

Number of Shares Available; Proposed Amendment.    The Stock Option Plan currently has 1,750,000 shares approved for grant, of which 1,012,059 options are outstanding as of September 30, 2003. If any option terminates or is canceled for any reason without having been exercised in full, the shares of Common Stock not issued will then become available for additional grants of options under the Stock Option Plan. The number of shares available under the Stock Option Plan is subject to adjustment by action of the Committee in the event of a stock split, stock dividend, recapitalization or other similar action. The stock subject to the Stock Option Plan may be unissued shares or reacquired shares, bought on the open market or otherwise. At the Annual Meeting, the stockholders are being asked to consider a proposal to increase the number of shares of Common Stock for which options may be granted under the Stock Option Plan from 1,750,000 to 2,300,000 shares.

Duration.    The Board of Directors may suspend or terminate the Stock Option Plan at any time. Unless sooner terminated, the termination date for the Stock Option Plan has been extended to November 28, 2011. No options may be granted under the Stock Option Plan while it is suspended or after it has terminated.

Amendment and Termination.    The Board may amend the Stock Option Plan at any time; provided, however, that no amendment shall, without stockholder approval, materially increase the benefits accruing to participants under the Stock Option Plan; materially increase the number of securities that may be issued under the Stock Option Plan; modify the requirements as to eligibility for participation in the Stock Option Plan; or modify the Stock Option Plan in any other way if such modification requires stockholder approval under Sections 162(m) or 422(b) of the Code. Without the consent of the grantee, rights and obligations under any option granted before amendment of the Stock Option Plan will not be altered or impaired by any amendment of the Stock Option Plan.

Restrictions on Transfer.    Options granted under the Stock Option Plan are not transferable otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic order, and any such option is exercisable during the lifetime of the person to whom the option is granted only by such person (or if the person is disabled, by the duly-appointed guardian of that person’s property).

Adjustments.    Under the Stock Option Plan, if any change is made in the stock subject to the Stock Option Plan or subject to any option granted thereunder (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Stock Option Plan and outstanding options will be appropriately adjusted in the good faith judgment of the Board of Directors or the Compensation Committee.

STOCK OPTIONS

Option Price.    The exercise price of each incentive stock option granted under the Stock Option Plan will not be less than 100%, and the exercise price of each non-qualified stock option granted under the Stock Option Plan will not be less than 85%, of the fair market value of Common Stock of the Company on the date the option is granted, unless otherwise expressly approved by the Board of Directors or the Committee. The closing price for the Company’s Common Stock on the Nasdaq National Market was $8.28 per share as of December 15, 2003.

Duration of Options.    Each option granted under the Stock Option Plan will terminate on the date fixed by the Committee, which will in no event be more than ten years after the date of grant. Subject to such ten-year restriction, an option will terminate 30 days after termination of the grantee’s employment or relationship as a consultant, advisor, or director with the Company and its affiliates, unless (i) such termination is due to such person’s permanent and total disability, in which case the option may, but need not, provide that it may be exercised at any time within six months after such termination; or (ii) the grantee dies while in the employ of or while serving as a consultant, advisor, or director to the Company or an affiliate, or within not more than 30 days after termination of such relationship, in which case the option may, but need not, provide that it may be exercised at any time within six months following the death of the grantee by the person(s) to whom the grantee’s rights under such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifies a different date of termination.

Exercise.    Under the Stock Option Plan, options will generally become exercisable (or “vested”) at the rate of 25% per year over a 4-year period following the grant date, but the Board of Directors or Compensation Committee may in its discretion modify this vesting schedule in particular option agreements.

Payment.    Payment for Common Stock of the Company purchased upon the exercise of an option granted under the Stock Option Plan must be made either (i) in cash at the time the option is exercised, or (ii) at the discretion of the Board or the Committee (A) by delivery to the Company of Common Stock of the Company, (B) according to a deferred payment or other arrangement (which may include the use of Common Stock of the Company) with the grantee or his transferee, or (C) in any other form of legal consideration that may be acceptable to the Board or the Committee. In the case of any deferred payment arrangement, interest will be payable at least annually and will be charged at the minimum rate of interest necessary to avoid the treatment as interest, under applicable provisions of the Code, of any amounts other than amounts stated to be interest under a deferred payment arrangement. Under the Stock Option Plan, the Board of Directors or the Compensation Committee will be permitted to set limits from time to time on the use of cashless exercises as a means of payment.

FEDERAL INCOME TAX CONSEQUENCES

Non-qualified Stock Options.    Under present federal income tax regulations, there will be no federal income tax consequences to either the Company or the participant upon the grant of a non-qualified stock option. However, the participant will realize ordinary income on the exercise of a non-qualified stock option in an amount equal to the excess of the fair market value of the Common Stock acquired upon the exercise of such option over the exercise price, and the Company will receive a corresponding deduction. Any gain or loss realized upon the subsequent disposition by the participant of the Common Stock will constitute short-term or long-term capital gain or loss, depending on the participant’s holding period.

Incentive Stock Options.    Under present federal income tax regulations, there will be no federal income tax consequences to either the Company or the participant upon the grant of an incentive stock option or the exercise thereof by the participant. If the participant holds the shares for the greater of two years after the date the option was granted or one year after the acquisition of such shares (the required holding period), the difference between the aggregate option price and the amount realized upon disposition of the shares will constitute a capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the shares are disposed of in a sale, exchange or other disqualifying disposition during the required holding period, the grantee will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares purchased at the time of exercise over the aggregate option price and the Company will be entitled to a federal income tax deduction equal to such amount. Any gain or loss realized upon the subsequent disposition by the participant of the Common Stock will constitute short-term or long-term capital gain or loss, depending on the participant’s holding period.

BENEFITS TO NAMED EXECUTIVE OFFICERS AND OTHERS

As of December 15, 2003, stock options granted under the Company’s Stock Option Plan were outstanding and held by the persons and groups shown in the table below. The Compensation Committee has not yet made any determination as to which eligible participants will be awarded options under the Stock Option Plan in the future. Consequently, it is not presently possible to determine, with respect to the persons and groups shown in the table below, the benefits or amounts that will be received in the future by such persons or groups pursuant to the Stock Option Plan. The closing price of the Company’s Common Stock on the Nasdaq National Market was $8.28 per share as of December 15, 2003.

	Stock Option Plan
Name and Position	Total Number of Options Outstanding	Dollar Value(2)
Joseph D. Sansone, President and Chief Executive Officer	248,509	$502,215
James M. McNeill, Chief Financial Officer, Secretary and Treasurer	161,000	$361,745
Robert P. Pinkas, Director Nominee(1)	—	—
Edward K. Wissing, Director Nominee(1)	—	—
All Executive Officers as a Group	409,509	$863,960
All Non-Executive Directors as a Group(1)	—	—
All Non-Executive Officer Employees as a Group	602,550	$1,423,966

(1)	No options have been granted under the Stock Option Plan to the Director Nominees and Non-Executive Directors as a Group.
(2)	Such value is computed by subtracting the option exercise price for in-the-money options from the market value of the Common Stock on December 15, 2003, and multiplying that figure by the number of in-the-money options outstanding.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

THE APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED STOCK OPTION PLAN.

PROPOSAL 3

APPROVAL OF PROPOSED AMENDMENT TO THE

AMENDED AND RESTATED DIRECTORS STOCK OPTION PLAN

GENERAL

The Directors Stock Option Plan provides that it shall be administered by the Compensation Committee of the Board of Directors unless the Board of Directors designates another committee to serve as the administrator of the Directors Stock Option Plan (the Directors Stock Option Plan administrator will hereafter be referred to as the “Committee”). The Board of Directors has not exercised its authority to make such an alternative designation. Subject to the terms of the Directors Stock Option Plan, the Committee has full and final authority, in its discretion, to select the persons who are to be granted options under the Stock Option Plan and to determine the number of shares subject to each option, the option price and all other terms and conditions of each option. The Committee will at all times be constituted to ensure that the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, are satisfied.

During fiscal 2003, the Compensation Committee granted non-employee directors of the Company options to purchase 60,000 shares of Common Stock. There are no remaining shares of Common Stock as to which options may be granted under the Directors Stock Option Plan. The Compensation Committee also contemplates granting options in fiscal 2004 to non-employee directors. On December 3, 2003, the Board approved the proposed amendment to the Directors Stock Option Plan subject to stockholder approval at the Annual Meeting, as specified in the description of the revised Stock Option Plan which follows.

The following is a summary of certain material provisions of the Directors Stock Option Plan and the proposed amendment thereto. A copy of the proposed amendment is attached hereto as Appendix B. A copy of the full text of the Directors Stock Option Plan including amendments will be furnished to any stockholder upon written request made to the Secretary of the Company.

Eligible Participants.    All directors of the Company who are not also serving as paid employees of the Company are eligible to participate in the Directors Stock Option Plan. There are currently six non-employee directors of the Company.

Administration.    Under the Directors Stock Option Plan, the Board of Directors serves as the plan administrator, but may delegate the administration of the Directors Stock Option Plan to the Compensation Committee. The Compensation Committee will at all times be constituted to ensure that the requirements of Rule 16b-3 of the Exchange Act of 1934 are satisfied. Subject to the terms of the Directors Stock Option Plan, the Board of Directors (or the Compensation Committee) has full and final authority, in its discretion, to select the persons who are granted options under the Directors Stock Option Plan and to determine the number of shares subject to each option, the duration of and all other terms and conditions of each option. The Board of Directors may at any time revoke its delegation of authority to the Compensation Committee or otherwise reserve for itself the administration of the Directors Stock Option Plan.

Number of Shares Available; Proposed Amendment.    The Directors Stock Option Plan currently has 300,000 shares approved for grant of which 274,000 are outstanding as of September 30, 2003. During fiscal 2003, there were 60,000 shares of Common Stock available for grant under the Plan. The Chairman of the Board received options to purchase 25,000 shares of Common Stock and each of the then four non-employee directors received options to purchase 8,750 shares of Common Stock. Therefore, there are no remaining shares of Common Stock as to which options may be granted under Directors Stock Option Plan. In the event that any outstanding option granted under the Directors Stock Option Plan for any reason expires or is terminated prior to exercise, the shares of Common Stock allocable to the unexercised portion of such option may again be subject to any option granted under the Directors Stock Option Plan. The number of shares available under the Directors Stock Option Plan is subject to adjustment by action of the Committee in the event of a stock split, stock dividend, recapitalization or other similar action. A proposal to increase the number of shares of Common Stock, for which options may be granted under the Directors Stock Option Plan from 300,000 to 650,000 shares, will be submitted to the stockholders at the Annual Meeting.

Duration.    Under the Directors Stock Option Plan, the Board of Directors may suspend or terminate the Directors Stock Option Plan at any time. Unless sooner terminated, the termination date for the Directors Stock Option Plan is November 28, 2011. No options may be granted under the Directors Stock Option Plan while it is suspended or after it has terminated.

Amendment and Termination.    Under the Directors Stock Option Plan, the Board of Directors may amend the Directors Stock Option Plan at any time; provided, however, that no amendment shall, without stockholder approval, materially increase the benefits accruing to participants under the Directors Stock Option Plan; materially increase the number of securities that may be issued under the Directors Stock Option Plan or modify the requirements as to eligibility for participation in the Directors Stock Option Plan. Without the consent of the grantee, rights and obligations under any option granted before amendment of the Directors Stock Option Plan will not be altered or impaired by any amendment of the Directors Stock Option Plan; or otherwise modify the material terms of the Directors Stock Option Plan.

Restrictions on Transfer.    Options granted under the Directors Stock Option Plan are not transferable otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic order, and any such option is exercisable during the lifetime of the person to whom the option is granted only by such person (or if the person is disabled, by the duly-appointed guardian of that person’s property).

Adjustments.    Under the Directors Stock Option Plan, if any change is made in the stock subject to the Directors Stock Option Plan or subject to any option granted thereunder (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock, split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Directors Stock Option Plan and outstanding options will be appropriately adjusted in the good faith judgment of the Board of Directors or the Compensation Committee.

STOCK OPTIONS

Option Price.    The option price for each option granted under the Directors Stock Option Plan is and will be the fair market value of the shares of Common Stock subject to the option on the date of grant. The closing price for the Company’s Common Stock on the Nasdaq National Market was $8.28 per share as of December 15, 2003.

Duration of Options.    Each option granted under the Directors Stock Option Plan will, to the extent not previously exercised, terminate and expire on the date ten years after the date of grant of the option, unless earlier terminated as provided in the Directors Stock Option Plan or the option agreement.

Exercise.    Each option granted under the Directors Stock Option Plan becomes exercisable, in whole or in part, on the first anniversary of the date of grant, but only if the holder is then serving as a director of the Company at such vesting date. However, the Board of Directors or the Compensation Committee may specify another vesting rule in the option agreement.

FEDERAL INCOME TAX CONSEQUENCES

Under current tax laws, there is no federal income tax effect, either to the grantee or to the Company, on the grant of an option under the Directors Stock Option Plan. Upon exercise of an option granted under the Directors Stock Option Plan, the grantee will recognize ordinary taxable income equal to the excess of the fair market value of the Common Stock on that date over the exercise price. The Company will be entitled to a deduction in the same amount at the same time.

BENEFITS TO NON-EMPLOYEE DIRECTORS AND OTHERS

Only non-employee directors of the Company are entitled to participate in the Directors Stock Option Plan (currently six persons). As of December 15, 2003, options granted under the Company’s Directors Stock Option Plan were outstanding and held by the person and groups shown in the table below. The Committee has not yet made any determination as to which eligible participants will be awarded options under the Directors Stock Option Plan in the future. Consequently, it is not presently possible to determine, with respect to the persons and groups shown in the table below, the benefits or amounts that will be received in the future by such person or groups pursuant to the Directors Stock Option Plan. The closing price of the Company’s Common Stock on the Nasdaq National Market was $8.28 per share as of December 15, 2003.

	Directors Stock Option Plan
Name and Position	Total Number of Options Outstanding	Dollar Value(2)
Joseph D. Sansone, President and Chief Executive Officer (1)	—	—
James M. McNeill, Chief Financial Officer, Secretary and Treasurer (1)	—	—
Robert P. Pinkas, Director Nominee	51,750	$191,390
Edward K. Wissing, Director Nominee	45,000	$134,850
All Executive Officers as a Group (1)	—	—
All Non-Executive Directors as a Group	274,000	$649,020
All Non-Executive Officer Employees as a Group (1)	—	—

(1)	The individuals and/or groups indicated do not participate in the Directors Stock Option Plan.
(2)	Such value is computed by subtracting the option exercise price for in-the-money options from the market value of the Common Stock on December 15, 2003, and multiplying that figure by the number of in-the-money options outstanding.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

THE AMENDMENT TO THE AMENDED AND RESTATED DIRECTORS STOCK OPTION PLAN.

SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder require the Company’s directors and executive officers and persons who own more than 10% of the Company’s Common Stock, as well as certain affiliates of such persons, to file initial reports of their ownership of the Company’s Common Stock and subsequent reports of changes in such ownership with the SEC and the National Association of Securities Dealers, Inc. Directors, executive officers and persons owning more than 10% of the Company’s Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received by it and written representations from the reporting persons that no other reports were required of those persons, to the Company’s knowledge during and with respect to fiscal 2003, all filing requirements applicable to its directors, executive officers and beneficial owners of more than 10% of its Common Stock were complied with, except that a Form 4 filing for each of Messrs. Axelrod, Finn, McNeill, Pinkas, Sansone and Wissing was not filed within the 2 day filing deadline.

STOCKHOLDERS’ PROPOSALS FOR 2005 ANNUAL MEETING

Proposals of stockholders, including nominations for the Board of Directors, intended to be included in the Company’s proxy materials for the 2005 Annual Meeting of Stockholders or to be presented in person at the 2005 Annual Meeting of Stockholders must be submitted to the Company in accordance with the procedures set forth in Article II, Sections 5 and 6, respectively, of the Bylaws of the Company. Accordingly, stockholders must submit such proposals and nominations in writing to the Company no earlier than June 20, 2004 and no later than August 19, 2004 in order for such matters to be presented for consideration and voted upon at the 2005 Annual Meeting. All such proposals and nominations should be submitted by certified mail, return receipt requested, and must be received by the Secretary at the Company’s corporate offices at 310 Technology Parkway, Norcross, Georgia 30092-2929.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the accompanying form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

By Order of the Board of Directors

Joseph D. Sansone Director, Chief Executive Officer and President

Norcross, Georgia

December 17, 2003

The Company’s 2003 Annual Report on Form 10-K, which includes audited financial statements, has been mailed to stockholders of the Company along with these proxy materials. Portions of this Proxy Statement for the Annual Meeting of Stockholders to be held on Friday, February 6, 2004 are incorporated by reference in Part III of the Annual Report on Form 10-K. Additional copies of this Proxy Statement, the Annual Report on Form 10-K, as well as the Company’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to such reports are available free of charge, on the Internet at the Company’s website, www.psakids.com, as soon as reasonably practicable after the Company files such reports with, or furnishes such reports to, the SEC. The reference to the Company’s website address does not constitute incorporation by reference of the information contained on the website and should not be considered part of this document. The Company’s reports are also available free of charge by mail upon written request to the Company’s Secretary at 310 Technology Parkway, Norcross, Georgia 30092.

APPENDIX A

AMENDMENT NO. 2

TO THE

PEDIATRIC SERVICES OF AMERICA, INC. STOCK OPTION PLAN

(As Amended and Restated Effective November 28, 2001)

THIS AMENDMENT NO. 2 to the PEDIATRIC SERVICES OF AMERICA, INC. STOCK OPTION PLAN (as amended and restated November 28, 2001), effective as of December 3, 2003, subject to the approval of the shareholders of Pediatric Services of America, Inc. (Delaware) (the “Company”);

W I T N E S S E T H

WHEREAS, the Board of Directors of Pediatric Services of America, Inc. (Delaware) (the “Board”) and the shareholders of the Company have approved an amendment and restatement of the Pediatric Services of America, Inc. Stock Option Plan, effective as of November 28, 2001 (the “Employees Plan”);

WHEREAS, the Board has the authority in accordance with Section 10.1 of the Plan to amend the Employees Plan further, subject to the terms and conditions specified in Employees Plan Section 10.2; and

WHEREAS, the Board desires to amend the plan further to increase the number of shares of the common stock of the Pediatric Services of America, Inc. (the “Company”) authorized for the making of grants under the Employees Plan, recognizing that, under the Employees Plan, such an amendment must be approved by the shareholders of the Company;

NOW, THEREFORE, the Board hereby amends the Plan as follows, effective as stated above, but subject to the approval of the shareholders of the Company:

1.    Article 4 of the Plan is amended and restated in its entirety to read as follows:

“The stock subject to the Options and other provisions of the Plan shall be authorized but unissued or reacquired (whether on the market or otherwise) shares of Common Stock. Subject to readjustment in accordance with the provisions of Article 7, the total number of shares of Common Stock for which Options may be granted to persons participating in the Plan shall not exceed in the aggregate 2,300,000 shares of Common Stock, any of which may be granted in the form of ISOs. Notwithstanding the foregoing, shares of Common Stock allocable to the unexercised portion of any expired or terminated Option returned to the Company by forfeiture again may become subject to Options under the Plan.”

2.    The Plan is updated to reflect the modifications in this Amendment No. 2 by replacing pages 2 and 6 (counted including the title page) with the revised pages attached hereto, so that the resulting document, with the attached replacement pages and the replacement pages adopted pursuant to Amendment No. 1 (to the extent not superseded by this Amendment No. 2) included, will be deemed to be a further amendment and restatement of the Plan to include all amendments through this Amendment No. 2.

3. Except as hereinabove and heretofore amended and modified, the Plan as amended and restated effective November 28, 2001 shall remain in full force and effect.

Adopted by the Board of Directors of

Pediatric Services of America, Inc. on December 3, 2003

Approved by Shareholders,                  , 2004

REPLACEMENT PAGE FOR PAGE TWO OF PLAN DOCUMENT/Amendment No. 2

PEDIATRIC SERVICES OF AMERICA, INC.

STOCK OPTION PLAN

(As Amended and Restated Effective November 28, 2001)

ARTICLE 1

Background and Purpose

1.1    Background.    On July 16, 1990, the Company adopted the Home Health Acquisition Corp. 1990 Stock Option Plan, which was subsequently amended on April 18, 1991. As of March 20, 1992, the Company amended and restated the originally adopted plan to reflect changes in the requirements of Rule 16b-3 under the 1934 Act and to consolidate the existing plan and all previous amendments into a single document. On May 27, 1994, the Company again amended and restated the plan and consolidated all previous amendments into a single document. This document further amends and restates the plan as specified below and also reflects Amendments No. 1 (effective November 28, 2001) and No. 2 (effective December 3, 2003) to this Plan.

1.2    General Purpose.    The purpose of this Plan is to further the growth and development of the Company by encouraging key employees, directors, consultants and advisors to obtain a proprietary interest in the Company by owning its stock. The Company intends that the Plan will provide such persons with an added incentive to continue in the service of the Company and will stimulate their efforts in promoting the growth, efficiency and profitability of the Company. The Company also intends that the Plan will afford the Company a means of attracting to its service persons of outstanding quality.

1.3    Intended Tax Effects of Options.    It is intended that part of the Plan qualify as an ISO (as hereinafter defined) plan and that any option granted in accordance with such portion of the Plan qualify as an ISO (as hereinafter defined), all within the meaning of Code §422. The tax effects of any NQSO granted hereunder should be determined under Code §83.

ARTICLE 2

Definitions

The following words and phrases as used in this Plan shall have the meanings set forth in this Article unless a different meaning is clearly required by the context:

2.1    1933 Act shall mean the Securities Act of 1933, as amended.

2.2    1934 Act shall mean the Securities Exchange Act of 1934, as amended.

2.3    Affiliate shall mean any parent corporation or subsidiary corporation, as those terms are defined in Code Sections 424(e) and (f), respectively.

2.4    Beneficiary shall mean, with respect to an Optionee, the Person or Persons who acquire the Options of such Optionee by bequest or inheritance. To the extent that an Option has

REPLACEMENT PAGE FOR PAGE SIX OF PLAN DOCUMENT/Amendment No. 2

shall be composed of two or more directors. No director serving on the Committee may be a current employee of the Company or a former employee of the Company (or any corporation affiliated with the Company under Code §1504) receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during each taxable year during which the director serves on the Committee. Furthermore, no director serving on the Committee shall be or have ever been an officer of the Company (or any Code §1504 affiliated corporation), or shall be receiving remuneration (directly or indirectly) from such a corporation in any capacity other than as a director. The requirements of this section are intended to comply with the “outside director” requirements of Treas. Reg. §1.162-27(e)(3) or any successor regulation, and shall be interpreted and construed in a manner which assures compliance with the “outside” director requirement of Code §162(m)(4)(C)(i).

3.3    Organization.    The Committee may select one of its members as its chairman and shall hold its meetings at such times, in such manner, and at such places as it shall deem advisable. A majority of the Committee shall constitute a quorum, and such majority shall determine its actions. The Committee shall keep minutes of its proceedings and shall report the same to the Board at the meeting next succeeding.

3.4    Indemnification.    In addition to such other rights of indemnification as they have as directors or as members of the Committee, the members of the Committee, to the extent permitted by applicable law, shall be indemnified by the Company against reasonable expenses (including, without limitation, attorneys’ fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Options granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the articles or certificate of incorporation or the bylaws of the Company relating to indemnification of directors) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or members did not act in good faith and in a manner he or they reasonably believed to be in or not opposed to the best interest of the Company.

ARTICLE 4

Stock

The stock subject to the Options and other provisions of the Plan shall be authorized but unissued or reacquired (whether on the market or otherwise) shares of Common Stock. Subject to readjustment in accordance with the provisions of Article 7, the total number of shares of Common Stock for which Options may be granted to persons participating in the Plan shall not exceed in the aggregate 2,300,000 shares of Common Stock, any of which may be granted in the form of ISOs. Notwithstanding the foregoing, shares of Common Stock allocable to the unexercised portion of any expired or terminated Option returned to the Company by forfeiture again may become subject to Options under the Plan.

APPENDIX B

AMENDMENT NO. 2

TO THE

PEDIATRIC SERVICES OF AMERICA, INC. DIRECTORS STOCK OPTION PLAN

(As Amended and Restated Effective November 28, 2001)

THIS AMENDMENT NO. 2 to the PEDIATRIC SERVICES OF AMERICA, INC. DIRECTORS STOCK OPTION PLAN (as amended and restated November 28, 2001), effective as of December 3, 2003, subject to the approval of the shareholders of Pediatric Services of America, Inc. (Delaware) (the “Company”);

W I T N E S S E T H

WHEREAS, the Board of Directors of Pediatric Services of America, Inc. (Delaware) (the “Board”) and the shareholders of the Company have approved an amendment and restatement of the Pediatric Services of America, Inc. Directors Stock Option Plan, effective as of November 28, 2001 (the “Directors Plan”);

WHEREAS, the Board has the authority in accordance with Section 10.1 of the Plan to amend the Directors Plan further, subject to the terms and conditions specified in Directors Plan Section 10.2; and

WHEREAS, the Board desires to amend the plan further to increase the number of shares of the common stock of the Pediatric Services of America, Inc. (the “Company”) authorized for the making of grants under the Directors Plan, recognizing that, under the Directors Plan, such an amendment must be approved by the shareholders of the Company;

NOW, THEREFORE, the Board hereby amends the Plan as follows, effective as stated above, but subject to the approval of the shareholders of the Company:

1.    Article 4 of the Plan is amended and restated in its entirety to read as follows:

“The stock subject to the Options and other provisions of the Plan may be authorized but unissued or reacquired (whether on the market or otherwise) shares of Common Stock. Subject to readjustment in accordance with the provisions of Article 7, the total number of shares of Common Stock for which Options may be granted to persons participating in the Plan shall not exceed in the aggregate 650,000 shares of Common Stock. Notwithstanding the foregoing, shares of Common Stock allocable to the unexercised portion of any expired or terminated Option returned to the Company by forfeiture again may become subject to Options under the Plan.”

2.    The Plan is updated to reflect the modifications in this Amendment No. 2 by replacing pages 2 and 5 (counted including the title page) with the revised pages attached hereto, so that the resulting document, with the attached replacement pages and the replacement pages adopted pursuant to Amendment No. 1 (to the extent not superseded by this Amendment No. 2) included, will be deemed to be a further amendment and restatement of the Plan to include all amendments through this Amendment No. 2.

3.    Except as hereinabove and heretofore amended and modified, the Plan as amended and restated effective November 28, 2001 shall remain in full force and effect.

Adopted by the Board of Directors of

Pediatric Services of America, Inc. on December 3, 2003

Approved by Shareholders,                  , 2004

REPLACEMENT PAGE FOR PAGE TWO OF PLAN DOCUMENT/Amendment No. 2

PEDIATRIC SERVICES OF AMERICA, INC.

DIRECTORS STOCK OPTION PLAN

(As Amended and Restated Effective November 28, 2001)

ARTICLE 1

Purpose

1.1    General Purpose.    Pediatric Services of America, Inc. hereby amends and restates the Pediatric Services of America, Inc. Directors Stock Option Plan originally established effective June 10, 1994. This document also reflects Amendments No. 1 (effective November 28, 2001) and No. 2 (effective December 3, 2003) to this Plan. This Plan permits the grant of nonqualified stock options for the purpose of promoting the long-term growth and profitability of the Company by providing Directors with incentives to improve stockholder value and to contribute to the success of the Company through ownership of the Company’s stock. The Company also intends that the Plan will enable the Company to attract and retain persons of outstanding quality.

1.2    Intended Tax Effects of Options.    Any NQSO granted hereunder should be taxed in accordance with Code §83.

ARTICLE 2

Definitions

The following words and phrases as used in this Plan shall have the meanings set forth in this Article unless a different meaning is clearly required by the context:

2.1    1933 Act shall mean the Securities Act of 1933, as amended.

2.2    1934 Act shall mean the Securities Exchange Act of 1934, as amended.

2.3    Beneficiary shall mean, with respect to an Optionee, the Person or Persons who acquire the Options of such Optionee by bequest or inheritance. To the extent that an Option has not yet been distributed to such Person or Persons from a deceased Optionee’s estate, an Option may be exercised by the executor or administrator (as applicable) of the deceased Optionee’s estate.

2.4    Board shall mean the Board of Directors of the Company.

2.5    Code shall mean the Internal Revenue Code of 1986, as amended.

2.6    Committee shall mean the Compensation Committee of the Board of Directors, or such other committee appointed by the Board to administer and interpret the Plan in accordance with Article 3 below. If the Board does not designate the Compensation Committee or another committee to administer and interpret the Plan, the Board shall act as the Committee.

REPLACEMENT PAGE FOR PAGE FIVE OF PLAN DOCUMENT/Amendment No. 2

Furthermore, no Director serving on the Committee shall be or have ever been an officer of the Company (or any Code §1504 affiliated corporation), or shall be receiving remuneration (directly or indirectly) from such a corporation in any capacity other than as a Director.

3.3    Organization.    The Committee may select one of its members as its chairman and shall hold its meetings at such times, in such manner, and at such places as it shall deem advisable. A majority of the Committee shall constitute a quorum, and such majority shall determine its actions. The Committee shall keep minutes of its proceedings and shall report the same to the Board at the meeting next succeeding.

3.4    Indemnification.    In addition to such other rights of indemnification as they have as Directors or as members of the Committee, the members of the Committee, to the extent permitted by applicable law, shall be indemnified by the Company against reasonable expenses (including, without limitation, attorneys’ fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Options granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the articles or certificate of incorporation or the bylaws of the Company relating to indemnification of Directors) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or members did not act in good faith and in a manner he or they reasonably believed to be in or not opposed to the best interest of the Company.

ARTICLE 4

Stock

The stock subject to the Options and other provisions of the Plan may be authorized but unissued or reacquired, whether on the market or otherwise, shares of Common Stock. Subject to readjustment in accordance with the provisions of Article 7, the total number of shares of Common Stock for which Options may be granted to persons participating in the Plan shall not exceed in the aggregate 650,000 shares of Common Stock. Notwithstanding the foregoing, shares of Common Stock allocable to the unexercised portion of any expired or terminated Option returned to the Company by forfeiture again may become subject to Options under the Plan.

ARTICLE 5

Eligibility to Receive and Grant of Options

5.1    Individuals Eligible for Grants of Options.    The individuals eligible to receive Options hereunder shall be the Eligible Directors of the Company.

5.2    Grants of Options.    Subject to the provisions of the Plan, the Committee shall have the authority and sole discretion to determine and designate, from time to time, those individuals (from among the individuals eligible for a grant of Options under the Plan pursuant to Section 5.1 above) to whom Options will actually be granted, the Option Price of the shares

PEDIATRIC SERVICES OF AMERICA, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby acknowledges receipt of the Notice of the 2004 Annual Meeting of Stockholders and Proxy Statement and does hereby appoint Susan J. Kelley and Michael J. Finn, and either of them, with full power of substitution, as proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Pediatric Services of America, Inc. Common Stock which the undersigned would be entitled to vote if personally present at the 2004 Annual Meeting of Stockholders of Pediatric Services of America, Inc., to be held in the Medlock Auditorium at the Northeast Atlanta Hilton, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092, at 9:00 a.m. on Friday, February 6, 2004, and at any adjournment(s) thereof, as indicated on the reverse hereof:

1.	The election of two Class I Directors to serve until the 2007 Annual Meeting of Stockholders:	FOR the nominees listed below (except as marked to the contrary below) ☐		WITHHOLD AUTHORITY to vote for the nominees listed below ☐

ROBERT P. PINKAS
EDWARD K. WISSING

2.	The approval of an amendment to the Company’s Amended and Restated Stock Option Plan to increase the number of shares of Common Stock authorized for issuance from 1,750,000 to 2,300,000:	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	The approval of an amendment to the Company’s Amended and Restated Directors Stock Option Plan to increase the number of shares of Common Stock authorized for issuance from 300,000 to 650,000:	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any adjournment(s) thereof. The Board of Directors knows of no other business to be presented at the Annual Meeting.

TO BE DATED AND SIGNED ON OTHER SIDE

PLEASE COMPLETE, DATE, SIGN AND

RETURN THIS PROXY PROMPTLY

This Proxy, when properly executed, duly returned and not revoked, will be voted in accordance with the directions given by the undersigned stockholder. If no direction is given, it will be voted “For” the nominees listed in Proposal 1 and “For” Proposals 2 and 3.

Signature(s)

Date:

Please sign exactly as your name(s) appears hereon. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, custodian or guardian, give your full title as such. If the signatory is a corporation or partnership, sign the full corporate or partnership name by a duly authorized officer.